UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 9, 2014
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File Number)	26-0037077 (IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)
Registrant’s telephone number, including area code: (972) 431-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 9, 2014, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that it and its wholly owned subsidiary, J. C. Penney Corporation, Inc. (“JCP” and, together with the Company, “J. C. Penney”), commenced cash tender offers to purchase, in the priority set forth in the press release, up to $300 million aggregate principal amount of the 6.875% Medium-Term Notes due 2015, 7.65% Debentures due 2016 and 7.95% Debentures due 2017 issued by JCP, and for which the Company is a co-obligor, except that with respect to the 7.95% Debentures due 2017, J. C. Penney is only offering to purchase up to $100 million principal amount. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 9, 2014, the Company announced that JCP has commenced an underwritten public offering of $350 million aggregate principal amount of senior unsecured notes, for which the Company would be a co-obligor, subject to market and other conditions. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1     J. C. Penney Company, Inc. Press Release dated September 9, 2014
Exhibit 99.2     J. C. Penney Company, Inc. Press Release dated September 9, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By:     /s/ Edward Record
Edward Record
Executive Vice President and Chief
Financial Officer
Date: September 9, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	J. C. Penney Company, Inc. Press Release dated September 9, 2014
99.2	J. C. Penney Company, Inc. Press Release dated September 9, 2014